Exhibit 4.12

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

March 20, 2019

Reference is hereby made to the Registration Rights Agreement, dated as of June 1, 2016 (the “Registration Rights Agreement”), by and among Diamond 1 Finance Corporation, a Delaware corporation, which merged with and into Dell International L.L.C., a Delaware limited liability company (“DILLC”), Diamond 2 Finance Corporation, a Delaware corporation, which merged with and into EMC Corporation, a Massachusetts corporation (together with DILLC, the “Issuers”) and the Representatives on behalf of the several Initial Purchasers, as previously supplemented by the Joinder Agreement to the Registration Rights Agreement, dated September 7, 2016, among the Issuers, the guarantors party thereto and the Representatives, and the Joinder Agreement to the Registration Rights Agreement, dated May 23, 2017, by the guarantors party thereto, concerning registration rights relating to the Issuers’ (i) $3,750,000,000 aggregate principal amount of their 3.480% First Lien Notes due 2019 (the “2019 Notes”), (ii) $4,500,000,000 aggregate principal amount of their 4.420% First Lien Notes due 2021 (the “2021 Notes”), (iii) $3,750,000,000 aggregate principal amount of their 5.450% First Lien Notes due 2023 (the “2023 Notes”), (iv) $4,500,000,000 aggregate principal amount of their 6.020% First Lien Notes due 2026 (the “2026 Notes”), (v) $1,500,000,000 aggregate principal amount of their 8.100% First Lien Notes due 2036 (the “2036 Notes”) and (vi) $2,000,000,000 aggregate principal amount of their 8.350% First Lien Notes due 2046 (the “2046 Notes” and, together with the 2019 Notes, the 2021 Notes, the 2023 Notes, the 2026 Notes and the 2036 Notes, the “Notes”). Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1. Joinder of the Guarantors. Each of the undersigned hereby acknowledges that it has received a copy of the Registration Rights Agreement and absolutely, unconditionally and irrevocably acknowledges and agrees that by its execution and delivery hereof it shall (i) join and become a party to the Registration Rights Agreement and be deemed to be a Guarantor under the Registration Rights Agreement; (ii) be bound by all covenants, agreements and acknowledgements applicable to such party as set forth in and in accordance with the terms of the Registration Rights Agreement; and (iii) perform all obligations and duties as required of it as a Guarantor in accordance with the Registration Rights Agreement.

2. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT.

3. Counterparts. This Joinder Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5. Headings. The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

EMC INTERNATIONAL U.S. HOLDINGS L.L.C.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

DATA DOMAIN LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

ISILON SYSTEMS LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

LIKEWISE SOFTWARE LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

DELL DFS GROUP HOLDINGS L.L.C.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

RSA SECURITY LLC

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Assistant Secretary

DELL GLOBAL HOLDINGS XV L.L.C.

By:	/s/ Janet M. Bawcom
Name: Janet M. Bawcom
Title: Senior Vice President & Assistant Secretary

[Signature Page to Joinder to Registration Rights Agreement]